Exhibit 4.1

NUMBER

SHARES

Justworks

CLASS A COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 482204 10 4

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE REGISTERED HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0005 PAR VALUE PER SHARE, OF

JUSTWORKS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the certificate of incorporation and bylaws of the Corporation, as amended and restated to date (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SPECIMEN
NOT NEGOTIABLE

JUSTWORKS, INC.
CORPORATE
SEAL
2012
DELAWARE

SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

© COLUMBIA PRINTING SERVICES, LLC

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNA- TIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.